UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2024

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
NYSE Chicago
0.4% Global Notes due 2024	BAX 24	New York Stock Exchange
1.3% Global Notes due 2025	BAX 25	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2024, Baxter International Inc. (“Baxter”) entered into a Credit Agreement, among Baxter, as Borrower, the financial institutions named therein (the “Banks”), and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”), pursuant to which the Banks have committed to provide to Baxter senior unsecured term loans in an aggregate principal amount of up to $2.05 billion (the “Advances”).

The Advances will be available in up to three drawings to fund (A) the refinancing of Baxter’s (i) 1.322% Senior Notes due November 29, 2024, (ii) Floating Rate Notes due November 29, 2024 and (iii) tranche 1 advances under Baxter’s existing term loan facility and (B) the payment of certain U.S. tax liabilities in connection with certain internal restructuring transactions completed in anticipation of the proposed separation of Baxter’s Kidney Care business (collectively, the “Transactions”). The Banks’ commitment to fund the Advances will terminate upon the earliest to occur of (i) the consummation of the Transactions without funding of the Advances, (ii) Baxter’s election to terminate all commitments under the Credit Agreement, (iii) mandatory reduction of the commitments to zero in connection with the receipt of net cash proceeds from certain transactions (including upon completion of the proposed Kidney Care separation, if it occurs prior to the funding of the Advances), (iv) the occurrence of three drawings under the Credit Agreement and (v) 12:00 noon (New York City time) on December 31, 2024. The Advances will mature on the earlier of (A) 364 days from the first funding date and (B) November 24, 2025.

Advances under the Credit Agreement will bear interest at a per annum rate based on Baxter’s long-term debt ratings in effect from time to time, with such rates to increase (on any outstanding Advances) beginning on January 1, 2025. Baxter is also required to pay a ticking fee that will accrue on the aggregate undrawn commitments under the Credit Agreement at a per annum rate based on Baxter’s long-term debt ratings in effect from time to time. In accordance with the terms of the Credit Agreement, Baxter is obligated to utilize net cash proceeds from certain transactions to repay Advances under the facility, including with respect to net cash proceeds received in connection with the proposed Kidney Care separation.

The Credit Agreement contains financial and other covenants, including a net leverage ratio covenant, as well as events of default with respect to Baxter and in some circumstances its Material Subsidiaries that are customary for facilities of this type.

The description above is a summary of the Credit Agreement and is qualified in its entirety by the complete text of the Credit Agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference. Capitalized terms used under this section that are not defined herein have the meanings given to them in the Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of July 17, 2024, among Baxter International Inc. as Borrower, JPMorgan Chase Bank, National Association, as Administrative Agent, and certain other financial institutions named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAXTER INTERNATIONAL INC.

Date: July 18, 2024	By:	/s/ Ellen K. Bradford
	Name:	Ellen K. Bradford
	Title:	Senior Vice President and Corporate Secretary